Exhibit 99.2

Creatd Closes $4MM Private Placement; Upcoming Rights Offering to Enable Existing Shareholders to Purchase $2.00 Units Consisting of Common Stock and Publicly Tradable Warrants

●	Company closes its private placement priced at $2.00, 82% above 05/28/22 market close, as disclosed in an 8-K filed today.

●	Record Date for the Company’s $40MM Rights Offering to be set pending review registration statement by the SEC.

●	Rights Offering to enable each holder of record of Creatd’s common shares, warrants, options, or preferred stock to purchase $2.00 Units, consisting of one share of common stock and 2 publicly tradable warrants.

NEW YORK, June 03, 2022 /PRNewswire/ -- Creatd, Inc. (Nasdaq CM: CRTD) (“Creatd” or the “Company”), today announced that it has closed its previously discussed private placement with an aggregate principal amount of $4 million (the “Private Placement”), to be disclosed in a Form 8-K filed today.

This financing was executed concurrently with the ongoing review by the Securities and Exchange Commission (SEC) of the Company’s registration statement for its previously announced $40MM Rights Offering. Based on the SEC review, the Company will announce the record date for and commence said Rights Offering in the coming weeks.

Pursuant to the Rights Offering, the Company intends to distribute two subscription rights for each share of common stock or share which may be acquired via conversion or exercise of preferred stock, warrants, or options. Each subscription right would entitle the holder to purchase one Unit at a subscription price of $2.00 per Unit. Each Unit would consist of: (i) one share of common stock, (ii) one publicly tradable 5-year warrant exercisable for $3 per share, and (iii) one publicly tradable 5-year warrant exercisable for $6 per share. The Company wishes to clarify that both warrants are publicly tradable.

The aforementioned Rights Offering is to be made pursuant to the Company’s registration statement on Form S-1, which has not yet been declared effective by the SEC. The prospectus relating to and describing the terms of the Rights Offering has been filed with the SEC on May 27, 2022, and is available on the SEC’s website at EDGAR Entity Landing Page (sec.gov).

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful. Any offer will be made only by means of a prospectus forming part of the registration statement.

About Creatd

Creatd, Inc. (Nasdaq CM: CRTD) is a company with a mission to provide economic opportunities to creators and brands by multiplying the impact of platforms, people, and technology. The Company has four main business segments, or ‘pillars’: Creatd Labs, Creatd Partners, Creatd Ventures, and Creatd Studios. Each pillar is characterized by a distinct revenue model, while operating on a shared-services structure and proprietary data collected from our multiple technology platforms. Creatd’s pillars work together to create a flywheel effect, supporting our core vision of creating a viable and safe ecosystem for all stakeholders in the creator economy.

Creatd: https://creatd.com;

Creatd IR: https://investors.creatd.com;

Vocal Platform: https://vocal.media;

Investor Relations Contact: ir@creatd.com

Forward-Looking Statements

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